EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 18, 2013, with respect to the financial statements included in the Annual Report of Insignia Systems, Inc. on Form 10-K for the year ended December 31, 2012. We hereby consent to the incorporation by reference of said reports in the following Registration Statements of Insignia Systems, Inc. on Forms S-8:

File No. 333-182981, effective August 1, 2012
File No. 333-178116, effective November 22, 2011
File No. 333-168715, effective August 10, 2010
File No. 333-161311, effective August 13, 2009
File No. 333-153031, effective August 15, 2008
File No. 333-145506, effective August 16, 2007
File No. 333-136591, effective August 14. 2006
File No. 333-127606, effective August 16, 2005
File No. 333-120504, effective November 15, 2004
File No. 333-107087, effective July 16, 2003
File No. 333-97513, effective August 1, 2002
File No. 333-83062, effective February 20, 2002
File No. 333-65172, effective July 16, 2001
File No. 333-41240, effective July 12, 2000
File No. 333-41242, effective July 12, 2000
File No. 333-80261, effective June 9, 1999
File No. 333-59709, effective July 23, 1998
File No. 333-43781, effective January 6, 1998

/s/ Baker Tilly Virchow Krause, LLP

Minneapolis, Minnesota
March 18, 2013

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